As filed with the Securities and Exchange Commission on April __, 1998 Registration No. 333-_______



                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                          ____________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                          ____________________

                            RICH COAST INC.
         (Exact name of Registrant as specified in its charter)


	              Delaware                  	         91-1835978
	  (State or other jurisdiction	                (I.R.S. Employer
	of incorporation or organization)	         Identification Number)


         	  10200 Ford Road
	             Dearborn, MI	                             48126
	(Address of Principal Executive Offices)	           (Zip Code)


         AMENDED 1996 EMPLOYEE STOCK OPTION AND STOCK BONUS PLAN
                       (Full title of the plan)

                            James P. Fagan
                            10200 Ford Road
                          Dearborn, MI 48126
                (Name and Address of agent for service)


                    CALCULATION OF REGISTRATION FEE

                                          Proposed           Proposed maximum
Title ofsecurities  Amount to             maximum offering   aggregate offering    Amount of
to be registered	   be registered         price per unit     price                 registration fee
Common Stock        1,500,000 shares <F1> $.71               $1,065,000            $314.18

<F1>

  There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof.
</F1>
<F2>

  Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low price ($.71) reported by NASDAQ on April 17, 1998 (a day within five business days prior to the initial filing hereof) pursuant to Rule 457(c).
</F2>

                                   PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

  	The required Plan Information is included in documents being maintained and delivered by the Registrant as required by Rule 428 of the Securities Act of
1933, as amended (the "Securities Act").

Item 2.	Registrant Information and Employee Plan Annual Information.

	The Registrant shall provide a written statement to participants advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference into the Section 10(a)
Prospectus and of documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

	   The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by this reference:

	(1)	Registrant's Annual Report on Form 10-KSB for the fiscal year ended April
     30, 1997;

	(2)	Registrant's Quarterly Report on Form 10-QSB for the quarter ended July
     31, 1997;

	(3)	Registrant's Quarterly Report on Form 10-QSB for the quarter ended
     October 31, 1997;

	(4)	Registrant's Current Report on Form 8-K dated December 29, 1997;

	(5)	Registrant's Quarterly Report on Form 10-QSB for the quarter ended
     January 31, 1998; and

	(6)	The description of the Common Stock contained in Registrant's Current
     Report on Form 8-K dated February 25, 1997 and filed November 24, 1997 which amends the description of Common Stock contained in the Registrant's
     Registration Statement on Form 20-F filed under the Securities Exchange
     Act of 1934 (the "Exchange Act"), SEC File No. 0-15859.

	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities.

   	No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Directors and Officers.

	    The Delaware General Corporation Law and the Certificate of Incorporation of the Registrant generally provide that Registrant shall indemnify a Director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the Director, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action to which the Director is a party by reason of his having been a Director, provided that the Director was acting in good faith.

Item 7.  Exemption from Registration Claimed.

   	Not applicable.

Item 8.  Exhibits.

   	The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit
Number 			    Description

4.1	          Certificate of Incorporation. (A)

4.2	          Bylaws. (B)

4.3	          Amended 1996 Employee Stock Option and Stock Bonus Plan.
              Filed herewith.

5.1	          Opinion of Smith McCullough, P.C. as to the legality of the securities registered hereby.  Filed herewith.

23.1	         Consent of Smith McCullough, P.C.  See Exhibit 5.1.

23.2	         Consent of Smythe Ratcliffe, Chartered Accountants.  Filed
              herewith.


      (A)	Incorporated by reference from Exhibit 3.1 to the Registrant's
          Amendment No. 1 to Form S-4 Registration Statement, File
          No. 333-6099, filed on August 6, 1996.

      (B)	Incorporated by reference from Exhibit 3.2 to the Registrant's
          Amendment No. 1 to Form S-4 Registration Statement, File
          No. 333-6099, filed on August 6, 1996.

Item 9.	Undertakings.

	The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)	To include any prospectus required by Section 10(a)(3) of the
Securities Act

         	(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this
Registration Statement;

	         (iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in an amendment by those paragraphs is included in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         		      (2)	That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               		(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

       	(b)	For purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	       (c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on April 22, 1998.

	                                       RICH COAST INC., Registrant


                                       	By:________________________
	                                          James P. Fagan, President

	Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	            Title                                Date


____________________	 President, Chief Executive Officer,		________
James P. Fagan        and Director


____________________ 	Director and Secretary				           ________
Robert W. Truxell


____________________	 Chief Financial Officer and				      ________
Michael Grujicich	 	 	Principal Accounting Officer


____________________		Director		 				                      ________
Thornton J. Donaldson


____________________ 	Director					                        ________
George P. Nassos


____________________		Director						                       ________
Geoffrey Hornby

                                                                   Exhibit 4.3
                       Amended 1996 Employee Stock Option and Stock Bonus Plan

                                 RICH COAST INC.
            AMENDED 1996 EMPLOYEE STOCK OPTION AND STOCK BONUS PLAN
		  1.   (a)  Purposes of and Benefits Under the Plan.  This 1996 Employee
Stock Option and Stock Bonus Plan (the "Plan") is intended to encourage stock ownership by employees and officers (whether or not they are employees) of and consultants to Rich Coast Resources Ltd. and its controlled, affiliated and subsidiary corporations (collectively, the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation, and is intended to facilitate the Corporation's efforts to (i) induce qualified persons to become employees or officers of or consultants to the Corporation;
(ii) compensate employees, officers and consultants for services to the
Corporation; and (iii) encourage such persons to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the Corporation.

   2. 		Definitions.  As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a)		"Board" shall mean the Board of Directors of the Corporation.

	       (b)		"Committee" shall mean any Committee appointed by the Board to administer this Plan, if one has been appointed.  If no Committee has been appointed, the term "Committee" shall mean the Board.

      	 (c)		"Common Stock" shall mean the Corporation's no par value
common stock.

	       (d)		"Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.  If the Recipient has a disability insurance policy, the term
"Disability" shall be as defined therein.

	       (e)		"Fair Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or by
NASDAQ, if the quotation for the last sale reported is not available for the
Corporation's Common Stock, the average of the closing bid and asked prices of the Corporation's Common Stock as so reported or, if such quotations are unavailable, the value determined by the Committee in accordance with its discretion in making a bona fide, good faith determination of fair market value.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.
In the case of Options and Bonuses granted at a time when the Corporation does not have a registration statement in effect relating to the shares issuable hereunder, the value at which the Bonus shares are issued may be determined by the Committee at a reasonable discount from Fair Market Value to reflect the restricted nature of the shares to be issued and the inability of the
Recipient to sell those shares promptly.

	       (f) 	"Recipient" means any person granted an Option or awarded a
Bonus hereunder.

   3.		Administration.

		      (a)  The Plan shall be administered by the Committee.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the authority:  to grant Options and Bonuses; to determine the vesting schedule and other restrictions, if any, relating to Options and
Bonuses; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options and Bonuses shall be granted; to determine the number of shares to be covered by each Option or Bonus; to determine Fair
Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the
Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the
Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

		      (b)  Options and Bonuses granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

        (c) The Committee shall endeavor to administer the Plan and grant Options and Bonuses hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the U.S. Securities Exchange Act of 1934 (the "1934 Act"), although compliance with Section 16 is the obligation of the Recipient, not the Corporation. Neither the Committee, the Board nor the Corporation can assume any legal responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

        (d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Bonus granted hereunder.

        (e) It is intended that Options and Bonuses be granted pursuant to this Plan in accordance with applicable provisions of the British Columbia Companies Act and that all grants pursuant to this Plan be so construed.

   4. 		Eligibility.

		      (a)  Subject to certain limitations hereinafter set forth, Options and
Bonuses may be granted to employees (including officers) and consultants to and directors (whether or not they are employees) of the Corporation or its present or future divisions and Subsidiary Corporations.  In determining the persons to whom Options or Bonuses shall be granted and the number of shares to be covered by each Option or Bonus, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation, and such other factors as the
Committee shall deem relevant to accomplish the purposes of the Plan.

	       (b)  A Recipient shall be eligible to receive more than one grant of an
Option or Bonus during the term of the Plan, on the terms and subject to the restrictions herein set forth.

   5. 		Stock Reserved.

	       (a)  The stock subject to Options or Bonuses hereunder shall be shares of Common Stock.  Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation.  The aggregate number of shares of Common Stock as to which
Options and Bonuses may be granted from time to time under the Plan shall not exceed 1,500,000, subject to adjustment as provided in Section 6(h) hereof.

	       (b)  If any Option outstanding under the Plan for any reason expires or is terminated without having been exercised in full, or if any Bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of Common Stock allocable to the unexercised portion of such Option or the forfeited portion of the Bonus shall become available for subsequent grants of Options and Bonuses under the Plan.

   6. 		Terms and Conditions of Options.  Each Option granted pursuant to the
Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of
Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

	       (a)		Number of Shares.  Each Option agreement shall state the number of shares of Common Stock covered by the Option.

	       (b)		Option Price.  Each Option agreement shall state the Option Price, which shall be determined by the Committee subject only to the following restrictions:

		           (1)  The Option Price shall be subject to adjustment as provided in Section 6(h) hereof.

			          (2)  The date on which the Committee adopts a resolution
expressly granting an Option shall be considered the day on which such option is granted, unless a future date is specified in the resolution, and the fair market value of the Common Stock to which such Option relates shall be equal to the last sale price of the Common Stock at the close of the day on which the resolution is adopted, unless another  value and/or another date is specified in the resolution.

	       (c)		Term of Option.  Each Option agreement shall state the period during and times at which the Option shall be exercisable, in accordance with the following limitations:

			          (1)  The date on which the Committee adopts a resolution
expressly granting an Option shall be considered the day on which such Option is granted, although such grant shall not be effective until the Recipient has executed an Option agreement with respect to such Option.

			          (2)  The exercise period of any Option shall not exceed ten years from the date of grant of the Option.

			          (3)  The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.  No exercise period may be so extended to increase the term of the Option beyond ten years from the date of the grant.

			          (4)  The exercise period shall be subject to earlier termination as provided in Sections 6(e) and 6(f) hereof, and, furthermore, shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.

	       (d) 	Method of Exercise and Medium and Time of Payment.

			          (1)  An Option may be exercised as to any or all whole shares of
Common Stock as to which it then is exercisable, provided, however, that no
Option may be exercised as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

			          (2)  Each exercise of an Option granted hereunder, whether in whole or in part, shall be effected by written notice to the Secretary of the
Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by, or deemed by the Corporation's counsel to be advisable pursuant to, any applicable securities laws.

			          (3)  The Option Price shall be paid in cash, or in shares of
Common Stock having a Fair Market Value equal to such Option Price, or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Corporation at the time of exercise as a compensatory cash payment.

			          (4)  The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

			          (5)  The Recipient shall make provision for the withholding of taxes as required by Paragraph 7 hereof.

	       (c)		Termination.  Except as provided herein or in the Option
Agreement by and between the Corporation and the Recipient, an Option may not be exercised unless the Recipient then is an employee or officer of or consultant to the Corporation, and unless the Recipient has remained continuously as an employee or officer of or consultant to the Corporation since the date of grant of the Option.

			          (1)  Unless otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if the Recipient ceases to be an employee or officer of, or consultant to, the Corporation (other than by reason of death, Disability or retirement), all Options theretofore granted to such Recipient but not theretofore exercised shall terminate on the ninetieth day following the date the Recipient ceased to be an employee or officer of, or consultant to, the Corporation.

			          (2)  Nothing in the Plan or in any Option or Bonus granted hereunder shall confer upon an individual any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual and the Corporation.

	       (f)		Death, Disability or Retirement of Recipient.  Unless otherwise provided in the Option Agreement by and between the Corporation and the
Recipient, if a Recipient shall die while an employee or officer of or a consultant to the Corporation, or if the Recipient's employment, officer status or consulting relationship shall terminate by reason of Disability or retirement, all Options theretofore granted to such Recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the
Recipient, at any time within one year after the date of death, Disability or retirement of the Recipient.

	      (g)		Transferability Restriction.

		          (1)  Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or
Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder.  Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his legal representative.

		          (2)  Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an Option, shall be null and void and without force or effect and shall result in a termination of the
Option.

            (3)(A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of British Columbia ("B.C. Act") or the U.S. Securities Act of 1933, as amended (the "1933 Act") or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the B.C. Act, the 1933 Act, the 1934 Act, or under any other state, federal or provincial law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

		      (4)		A shareholder issued shares as a bonus under the Plan and/or upon exercise of options granted under the Plan (the "Shares") and wishing to trade such Shares in the Province of British Columbia will be subject to the following resale restrictions in British Columbia:  (A)  the shareholder must file with the British Columbia Securities Commission a report within 10 days of the initial trade within British Columbia in any of the Shares by the shareholder; and (B) where the shareholder has filed such report with respect to any Shares, the shareholder is not required to file a further such report in respect of additional trades of shares acquired on the same date and under the same exemption as the Shares which are the subject of the initial trade report referred to in Section 6(g)(4)(1) above.

	       (h)		Effect of Certain Changes.

		           (1)		If there is any change in the number of shares of outstanding
Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and the number of such shares covered by outstanding Options, and the exercise price per share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

		           (2)		In the event of the proposed dissolution or liquidation of
the Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such
Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of
Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Committee may provide that each
Option granted under the Plan shall terminate as of a date fixed by the
Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the
Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable.

			     (3)  Paragraph (2) of this Section 6(h) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.  Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of
Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), theCommittee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

			     (4)  In the event of a change in the Common Stock of the
Corporation as presently constituted into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the
Common Stock of the Corporation within the meaning of the Plan.

		      (5)		To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the
Committee, whose determination in that respect shall be final, binding and conclusive.

			     (6)  Except as expressly provided in this Section 6(h) the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

		  (i)	No Rights as Shareholder - Non-Distributive Intent.

			     (1)  Neither a Recipient of an Option nor such Recipient's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued.

			     (2)  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(h) hereof.

			     (3)  Upon exercise of an Option at a time when there is no registration statement in effect under the B.C. Act and/or the 1933 Act relating to the shares issuable upon exercise, shares may be issued to the
Recipient only if the Recipient represents and warrants in writing to the
Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the B.C. Act and/or the 1933 Act.  A form of subscription agreement containing representations and warranties deemed sufficient as of the date of adoption of this Plan is attached hereto as Exhibit B.

			     (4)  No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the U.S. Securities and Exchange Commission and the British
Columbia Securities Commission or any other regulatory agencies having jurisdiction over the Corporation.

	            (j)		Other Provisions.  Option Agreements authorized under the
Plan may contain such other provisions as the Committee shall deem advisable, including, without limitation, the imposition of restrictions upon the vesting and exercise of an Option.

       (7)		Grant of Stock Bonuses.  In addition to, or in lieu of, the grant of an Option, the Committee may grant Bonuses.

		          (a)  At the time of grant of a Bonus, the Committee may impose a vesting period of up to ten years, and such other restrictions which it deems appropriate.  Unless otherwise directed by the Committee at the time of grant of a Bonus, the Recipient shall be considered a shareholder of the Corporation as to the Bonus shares which have vested in the grantee at any time regardless of any forfeiture provisions which have not yet arisen.

		          (b)  The grant of a Bonus and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the
Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the B.C. Act, the 1933 Act, the 1934 Act, other applicable securities laws, rules and regulations, and the requirements of any stock exchanges upon which the Common Stock then may be listed.  Any certificates prepared to evidence Common Stock issued pursuant to a Bonus grant shall bear legends as the Corporation's counsel may seem necessary or advisable.  Included among the foregoing requirements, but without limitation, any Recipient of a Bonus at a time when a registration statement relating thereto is not effective under the B.C. Act and/or the 1933 Act shall execute a Subscription Agreement substantially in the form of Exhibit B.

       (8)		Agreement by Recipient Regarding Withholding Taxes.  Each Recipient
agrees that the Corporation, to the extent permitted or required by law, shall deduct a sufficient number of shares due to the Recipient upon exercise of the
Option or the grant of a Bonus to allow the Corporation to pay federal, provincial, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or payment of such Bonus from any payment of any kind otherwise due to the Recipient.  The Corporation shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Corporation will be so required to withhold.

       (9)		Term of Plan.  Options and Bonuses may be granted under this Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

       (10)		Amendment and Termination of the Plan.  The Committee at any
time and from time to time may suspend, terminate, modify or amend the Plan.
Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option or Bonus previously granted, unless the written consent of the Recipient is obtained.

       (11)		Assumption.  Subject to Section 6, the terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor corporation to the Corporation and shall, to the extent applicable, continue to be governed by the terms and conditions of this Plan.  Such successor corporation may, but shall not be obligated to, assume this Plan.

       (12)		Termination of Right of Action.  Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation, or by any shareholder of the Corporation against any past, present or future member of the Board or the Committee, or against any employee, or by an employee (past, present or future) against the Corporation, irrespective of the place where an action may be brought and of the place of residence of any such shareholder, director or employee, will cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have arisen or such shorter period as may be provided by law.

       (13)		Tax Litigation.  The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options or Common
Stock issued pursuant to Bonuses granted under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

       (14)		Adoption.  This Plan was approved and adopted by the Board of
Directors of the Corporation by unanimous written consent effective
January 12, 1996.

                                                                   Exhibit 5.1
                                     Opinion of Counsel Smith McCullough, P.C.

                                  EXHIBIT 5.1
                              OPINION OF COUNSEL


November 17, 1997

The Board of Directors
Rich Coast Inc.
10200 Ford Road
Dearborn, MI 48126

Re:	    Form S-8 Registration Statement
       	Opinion of Counsel

Dear Sirs:

   	As securities counsel for Rich Coast Inc. (the "Company") a Delaware corporation, we have examined the originals or copies, certified or otherwise identified, of the Articles of Incorporation, as restated and amended, and Bylaws, as amended, of the Company, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

   	We have also, as such counsel, examined the Registration Statement on Form S-8, File No. 333-______ (the "Registration Statement") to be filed with the Commission on or about April 21, 1998 covering up to 1,500,000 shares of common stock, $.001 par value (the "Common Stock"), which may be issued under the Company's Amended 1996 Employee Stock Option and Stock Bonus Plan (the "Plan"), as more particularly described in the Registration Statement.

   	Based upon the foregoing and subject to the other qualifications and limitations stated in this letter, we are of the opinion that:

	   (1)	The shares of Common Stock reserved for issuance as Bonus Shares under the Plan have been duly authorized, and upon issuance will constitute validly issued, fully paid and non-assessable shares of Common Stock;
        and

   	(2) The shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan have been duly authorized and, upon exercise of options and payment of the exercise price stated in the options, will constitute validly issued, fully paid and non-assessable shares of Common Stock.

	   This opinion is a legal opinion and not an opinion as to matters of fact.
This opinion is limited to the laws of the State of Delaware and the federal law of the United States of America, and to the matters stated herein.  This opinion is made as of the date hereof, and after the date hereof, we undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein.  This opinion is furnished to you solely in connection with the transactions referred to herein, and may not be relied on by any other person, firm or entity without our prior written consent.

   	We hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as an Exhibit thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange
Commission promulgated thereunder.

                                         							Very truly yours,


                                        							/s/ Smith McCullough, P.C.

                                                                  Exhibit 23.2
                            Consent of Smythe Ratcliffe, Chartered Accountants

                                April 21, 1998


Board of Directors
Rich Coast, Inc.
10200 Ford Road
Dearborn, Michigan  48126


   	We consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Amended 1996 Employee Stock Option and Bonus Stock
Plan of our report dated July 11, 1997 relating to the consolidated balance sheets of Rich Coast Inc. as at April 30, 1997 and 1996 and the related consolidated statements of operations and deficit, changes in financial position and deferred exploration and development expenditures for the years then ended, which report appears in the April 30, 1997 annual report on Form
10-K of Rich Coast Inc.


/S/ SMYTHE RATCLIFE

Chartered Accountants
Vancouver, Canada